EXHIBIT 99.1

4Front Furthers Expansion Strategy in Illinois

Activates power at 250,000 sq ft flagship facility in Matteson

Third in-state retail dispensary anticipated to open by quarter end in Norridge

PHOENIX, Feb. 5, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer,  is proud to announce it has reached two key milestones in its growth strategy. Firstly, the Company has successfully activated electrical power at its 250,000 square foot flagship facility in Matteson, Illinois ("Matteson Facility"), marking a major step in its expansion within the state's burgeoning cannabis market. Secondly, 4Front is on track to further strengthen its retail presence in Illinois with the anticipated opening of its third in-state dispensary in Norridge by the end of the quarter.

The Matteson Facility, now one of the largest cultivation and manufacturing centers in Illinois, spans approximately 250,000 square feet of state-of-the-art production space, including the use of innovative and energy efficient technologies such DLC-certified LED lighting, HVAC systems utilizing cutting edge compressor wall technology, and fully automated irrigation and fertigation systems. It offers around 43,000 sq. ft. of flowering canopy in Phase I, roughly 5x 4Front's current flowering canopy in Illinois, which can cost-efficiently scale to over 67,000 sq. ft. as demand for 4Front products increases. There is also over 70,000 sq. ft. of dedicated manufacturing space, including automated production lines for packaged flower and pre-roll manufacturing, an edibles kitchen, and a comprehensive extraction laboratory capable of serving not only 4Front's needs but also robust private-label and toll processing programs. This monumental development allows 4Front to introduce its entire suite of award-winning brands and products to the Illinois market, including packaged flower, pre-rolls, infused products, edibles, and concentrates, delivering craft-quality cannabis at accessible price points through its Mission Dispensaries and partner dispensaries statewide.

"Our Matteson facility vastly expands our operational capabilities in Illinois, which will cement 4Front as a leading cultivator and manufacturer within the state," stated Andrew Thut, Chief Executive Officer of 4Front. "This facility will allow us to capture significant market share in one of the most attractive cannabis markets in the US and will not only facilitate improved quality but will also significantly scale our throughput capabilities and materially lower our production costs as we deliver high-quality cannabis products that align perfectly with what Illinois customers are looking for, both today and in the future. Additionally, our upcoming Mission retail store in Norridge, set to open in April, is ideally situated in Cook County in a highly visible retail area, neighboring popular big-box retailers and directly opposite a major regional mall with significant parking. Further expansion plans include additional stores in the vibrant Chicago area, one in a sought-after shopping district and another strategically placed in a high-traffic location with limited competition. Ultimately, our flagship facility in Matteson will power a full footprint of 10 retail stores in the state, with headroom for a significant wholesale channel, allowing us to deliver on our plan to double 4Front revenue in the next 12-18 months across an efficient, cash-flow positive operation."

Matteson Facility:

Throughout the remainder of Q1, we will be commissioning our equipment and automated production lines, and planning for our transition out of our existing Elk Grove facility. We expect to introduce our genetics to the new building in Q2 and begin scaling up flower production in advance of full-scale manufacturing operations this spring/summer.

Norridge Dispensary:

Our new 3,700 sq. ft. retail dispensary is designed with both aesthetics and functionality in mind. Reflecting our refreshed and beautiful Mission brand aesthetic, the dispensary streamlines the shopping experience, significantly reducing customer wait times through its efficient layout, and is capable of servicing well over 1,000 customers per day at 5 dedicated point of sale stations. This thoughtful design not only enhances customer flow within the store but also provides ample opportunity for patrons to explore our diverse range of brands and products at leisure, as well as interact with our expertly trained staff for personalized recommendations and guidance.

Strategically located in a region with minimal competition and abundant parking, our dispensary offers generous accessibility to visitors. Situated in a strong regional retail trade area, close to Chicago O'Hare International airport, the shopping center is home to prominent co-tenants such as Old Navy, Ulta, AT&T, Lane Bryant, and more. Adding to the appeal, a major regional mall featuring over 120 tenants—including Target, Best Buy, Kohls, Dick's, Nordstrom Rack, Hobby Lobby, Chipotle, and Panera—is conveniently located directly across the street.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in Illinois, Massachusetts, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements about the potential performance of the Company and the Illinois cannabis industry, potential facility output and retail foot traffic, the commissioning of equipment and opening of additional retail stores, and the products and services to be offered by the Company. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond the Company's control including but not limited to market conditions, receipt of third-party and regulatory approvals, the coming into force of any proposed government federal legislation including regarding cannabis rescheduling and banking reform, and the risk factors and other cautionary statements set out in the materials we file with applicable securities authorities including our Annual Report on Form 10-K. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Executive Officer, IR@4frontventures.com, 602-633-3067; Media Contact: MATTIO Communications, 4Front@mattio.com

CO: 4Front Ventures Corp.

CNW 08:00e 05-FEB-24